SECURITIES AND EXCHANGE COMMISSION

                    Washington DC   20549

          _________________________________________

                         FORM  8-K/A

                  CURRENT REPORT-AS AMENDED

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934





 Date of Report (Date of earliest event reported):  December 19, 1995



             EXECUTONE INFORMATION SYSTEMS, INC.
   (Exact name of registrant as specified in its charter)

         Virginia                 0-11551               86-0449210
(State or other jurisdiction    (Commission           (IRS Employer
      of incorporation)         File Number)        Identification No.)


          478 Wheelers Farms Road, Milford, Connecticut  06460
             (Address of principal executive offices)  (Zip Code)


 Registrant's telephone number, including area code:  (203) 876-7600



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Item 2.  Acquisition or Disposition of Assets.

On December 19, 1995 (the "Closing Date"), the Registrant acquired 100% of the common stock of Unistar Gaming Corp., a Delaware corporation ("Unistar"). Unistar has an exclusive five-year contract to design, develop, finance, and manage the National Indian Lottery ("NIL"). The NIL will be a national telephone lottery authorized by federal law and be a compact between the State of Idaho and the Coeur d'Alene Indian Tribe of Idaho ("CDA"). In return for providing these management services to the NIL, Unistar will be paid a fee equal to 30% of the profits of the NIL.

The Registrant acquired 100% of Unistar for 3.7 million shares of Executone Common Stock, 250,000 shares of Cumulative Convertible Preferred Stock, Series A ("Series A
Preferred Stock") and 100,000 shares of Cumulative
Contingently Convertible Preferred Stock, Series B ("Series
B Preferred Stock.").

The Series A Preferred Stock will have voting rights equal to one share of Common Stock and will earn dividends equal to 18.5% of the consolidated Retained Earnings of Unistar as of the end of a fiscal period, less any dividends paid to the holders of the Series A Preferred Stock prior to such date. The Series B Preferred Stock will have voting rights equal to one share of Common Stock and will earn dividends equal to 31.5% of the consolidated Retained Earnings of Unistar as of the end of a fiscal period, less any dividends paid to the holders of the Series B Preferred Stock prior to such date. All dividends on Preferred Stock are payable (i) when and as declared by the Board of Directors, (ii) upon conversion or redemption of the Series A and Series B Preferred Stock or (iii) upon liquidation. The Series A and Series B Preferred Stock is redeemable for 13.3 million shares of Common Stock (Series A Preferred Stock is 4.925 million shares and Series B Preferred Stock is 8.375 million shares) at the Registrant's option. It is also convertible for up to an additional 13.3 million shares of Common Stock (Series A Preferred Stock is 4.925 million shares and Series B Preferred Stock is 8.375 million shares) if Unistar meets certain revenue and profit parameters. Shareholder approval is required in the event that any of the conditions for conversion or redemption of the Series B Preferred Stock are met.

The NIL cannot become operational until the resolution of a pending legal proceeding. Certain states have attempted to block the NIL by filing Section 1084 letters preventing long-distance carriers from providing service to the NIL. The
CDA has initiated legal action to argue that the lottery is authorized by the Indian Gaming Regulatory Act ("IGRA") passed in 1988, that IGRA preempts state and federal statutes, and that the states lack authority to issue the
Section 1084 notifications letters to any carrier. The Registrant believes the CDA position will be upheld.






Item 7.  Financial Statements and Exhibits.

     (a), (b)   Financial statements of business acquired
and pro forma financial information.

     Pursuant to Item 7 of Form 8-K, the Registrant is not required to file financial statements or pro forma financial information.

     (c)  Exhibits (incorporated by reference to the Unistar
Acquisition Registration Statement on Form 8-K filed on
January 5, 1996).

     (2) Agreement and Plan of Merger By and Among Executone Information Systems, Inc., Executone Newco, Inc., and Unistar Gaming Corp. Pursuant to 601 (b) (2) of Regulation S-K, the exhibits to this Agreement, with the exception of Exhibit 1.26 "Articles of Amendment" which describes the new classes of preferred stock, are omitted. The Registrant will furnish supplementally to the Commission any omitted exhibit upon request.



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                         SIGNATURES



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    EXECUTONE INFORMATION SYSTEMS, INC.


                         By:/s/ Anthony R. Guarascio
                            Anthony R. Guarascio
                            Vice President, Finance and
                            Chief Financial Officer


Date:   February 12, 1996



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                       EXHIBIT INDEX


Exhibit
Number             Document

 2 Agreement and Plan of Merger By and Among Executone Information Systems, Inc., Executone Newco, Inc., and Unistar Gaming Corp., including Exhibit 1.26 of subject agreement entitled "Articles of Amendment". Other exhibits to this Agreement are omitted pursuant to 601 (b) (2) of Regulation S-K. *



* Incorporated by reference to the Unistar Acquisition
Registration Statement on Form 8-K filed on January 5, 1996.